As filed with the Securities and Exchange Commission on August 17, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vivint Solar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-5605880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1800 West Ashton Blvd.

Lehi, Utah 84043

(877) 404-4129

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Bywater

Chief Executive Officer

1800 West Ashton Blvd.

Lehi, Utah 84043

(877) 404-4129

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

C. Dan Black Chief Legal Officer, Executive Vice President and Secretary Vivint Solar, Inc. 1800 West Ashton Blvd. Lehi, Utah 84043 (877) 404-4129	Robert G. Day Michael Nordtvedt Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-227014

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Secondary Offering:
Common Stock, par value $0.01 per share	$31,200,000	$4,050

(1)

The registrant previously registered the offer and sale of certain securities, including its common stock, par value $0.01 per share, having a proposed maximum aggregate offering price of $200,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-227014), which was filed with the Securities and Exchange Commission on August 24, 2018 and declared effective on September 11, 2018 (the “Prior Registration Statement”). As of the date hereof, a balance of $156,000,000 of such securities remains to be offered and sold under the Prior Registration Statement. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), an additional amount of the registrant’s common stock to be resold by a selling stockholder with a proposed maximum aggregate offering price of $31,200,000 is hereby registered, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon conversion, exchange or exercise of any securities that provide for such issuance or pursuant to the antidilution provisions of any of such securities.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

The registrant is filing this Registration Statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and General Instruction IV(A) to Form S-3 to register the resale by a selling stockholder of an additional $31,200,000 of the registrant’s common stock, par value $0.01 per share. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the registrant’s Registration Statement on Form S-3 (File No. 333-227014), filed with the Securities and Exchange Commission on August 24, 2018 and declared effective on September 11, 2018, including all exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinion and consents are listed on the Exhibit Index and filed herewith.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1*	Powers of Attorney

*

Previously filed on the signature page of the Registrant’s Registration Statement on Form S-3 (File No. 333-227014), filed with the Securities and Exchange Commission on August 24, 2018, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lehi, State of Utah, on August 17, 2020.

VIVINT SOLAR, INC.

By:	/s/ David Bywater
David Bywater
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David Bywater David Bywater	Chief Executive Officer and Director (Principal Executive Officer)	August 17, 2020

/s/ Dana Russell Dana Russell	Chief Financial Officer, Executive Vice President and Assistant Secretary (Principal Financial and Accounting Officer)	August 17, 2020

/s/ David F. D’Alessandro David F. D’Alessandro	Director	August 17, 2020

* Bruce McEvoy	Director	August 17, 2020

/s/ Jay D. Pauley Jay D. Pauley	Director	August 17, 2020

/s/ Todd R. Pedersen Todd R. Pedersen	Director	August 17, 2020

/s/ Ellen S. Smith Ellen S. Smith	Director	August 17, 2020

/s/ Joseph S. Tibbets, Jr. Joseph S. Tibbetts, Jr.	Director	August 17, 2020

/s/ Peter F. Wallace Peter F. Wallace	Director	August 17, 2020

*By:	/s/ David Bywater
David Bywater
Attorney-in-fact